 Exhibit 10.5

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into to be effective as of the 6th day of February, 2014, by and amongst Unique-Chardan, Inc., a Delaware corporation (“Buyer”), Unique Fabricating Incorporated, a Delaware corporation (“Unique”), Chardan, Corp., an Ohio corporation (“Seller”), and Daniel M. Johns (“Stockholder”).

RECITALS: WHEREAS,

A.           Buyer, Unique, Seller, and Stockholder entered into that certain Asset Purchase Agreement dated effective as of February 6, 2014 (the “Agreement”), regarding the purchase by Buyer of substantially all of the tangible and intangible personal property used or useful in the operation of Seller’s manufacturing die cut and custom molded cellular products business; and

B.           Buyer, Unique, Seller, and Stockholder desire to amend and modify the Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, agree that the foregoing recitals are incorporated herein and as follows:

1.          Schedule 1.6. Schedule 1.6 of the disclosure schedules attached to the Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE 1.6

Allocation of Purchase Price

Tangible Personal Property	$100,000
Inventory	$258,000
Accounts Receivable	$585,914
Intellectual Property	$1,000
Records	$1,000
Goodwill	$1,754,086
TOTAL	$2,700,000	*

*	Any adjustment in the Purchase Price pursuant to Section 1.5 hereof shall result in a proportionate adjustment in the amount allocated to each asset category listed in this Schedule 1.6.”

2.          Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements, contracts, or arrangements between the parties, whether oral or written.

3.          Ratification and Conflict. The parties hereby ratify, approve, and confirm all of the terms and provisions of the Agreement, as amended by this Amendment. Except as modified in this Amendment, the Agreement remains in full force and effect.  All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement.  Any conflict in the terms or provisions of the Agreement and this Amendment shall be governed and controlled by the terms and provisions of the most recent of the documents in conflict.

4.          Severability.  If any provision of this Amendment is held to be void or unenforceable, the remaining provisions are considered to be severable and their enforceability is not affected or impaired in any way by reason of such law or holding.

5.           Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one (1) Agreement. The signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. Telecopy and electronic signatures shall be deemed effective as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective on the day and date first herein above written.

UNIQUE-CHARDAN, INC.	CHARDAN, CORP.

By:	By:
Name: John Weinhardt	Name: Daniel M. Johns
Title: President	Title: President

UNIQUE FABRICATING INCORPORATED	STOCKHOLDER:

By:
Name: John Weinhardt	Daniel M. Johns
Title: President and Chief Executive Officer

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